Exhibit 23.1               Consent of McManus & Company, PC
                           Independent Public Accountants


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110309) and on Form S-3 (Nos. 333-109481, 333-106074, and 333-97913) of Eagle Broadband, Inc., of our report dated December 13, 2002, relating to the financial statements, which appear in this Annual Report on Form 10-K/A.

/s/ McManus & Company, PC
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McManus & Company, PC
Rockaway, New Jersey
October 8, 2004